UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

AMERICAN BOARDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	333-180838	45-4507811
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

358 Frankfort Street Daly City, California	94014
(address of principal executive offices)	(zip code)

(415) 283-7257
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountant

History of auditor changes:

Our financial statements were previously audited by the firm of Peter Messineo, CPA (“PM”) as of March 31, 2012 and for the period January 27, 2012 (date of inception) through March 31, 2012.  In December 2012 Peter Messineo, CPA merged into the firm known as DKM Certified Public Accountants (“DKM”).  DKM has audited our most recent financial statements as of December 31, 2012 and for the period January 27, 2012 (date of inception) through December 31, 2012.  In April 2013 the agreement of DKM and PM was terminated.  The successor firm name was a continuation of the original registered audit firm (PM).

On May 14, 2013, the Company engaged Messineo & Co, CPAs, LLC (“M&Co”) of Clearwater, Florida, as its new registered independent public accountant. During the year ended December 31, 2012 (note: the engagement partner of M&Co was the auditor, Peter Messineo CPA, for the financial statements as of March 31, 2012 and the engagement partner in the firm DKM for the year ended December 31, 2012.

In January 2014 the agreement of “M&Co” as our firm auditors were terminated due to disagreement on proposed increased fees.

On January 22, 2014 our firm engaged KLJ & Associates, LLP of Schaumburg, Illinois, as its new registered independent public accountant.

(1) Previous Independent Auditors:

a. On January 22, 2014, the Company dismissed the registered independent public accountant, Messineo & Co, CPAs, LLC (“M&Co”) of Clearwater, Florida.

b. DKM's report on the financial statements as of December 31, 2012 and for the period January 31, 2013 through December 31, 2013 and M&Co’s reviews for the periods March 31, June 30 and September 30, 2013 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

c. Our Board of Directors participated in and approved the decision to change independent accountants. Through the period covered by the financial audit for the year ended December 31, 2012 and for the period January 27, 2012 (date of inception) through December 31, 2012 and through the current date, there have been no disagreements with “M&Co” on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of “M&Co” would have caused them to make reference thereto in their report on the financial statements. Through the interim period September 30, 2013 (the date of dismissal), there have been no disagreements with “M&Co”on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of “M&Co” would have caused them to make reference thereto in their report on the financial statements.

d. We have authorized “M&Co” to respond fully to the inquiries of the successor accountant

e. During the years ended December 31, 2012 and the interim period through September 30, 2013, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

f. The Company provided a copy of the foregoing disclosures to “M&Co” prior to the date of the filing of this Report and requested that “M&Co” furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report.  A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(2) New Independent Accountants:

a. On January 22, 2014 our firm engaged KLJ & Associates, LLP of Schaumburg, Illinois, as its new registered independent public accountant.

Prior to January 22, 2014 (the date of the new engagement), we did not consult with KLJ & Associates regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by KLJ & Associates, in either case where written or oral advice provided by KLJ & Associates would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

ITEM 9.01. Financial Statements and Exhibits.

a. None

b. Exhibits

NUMBER	EXHIBIT
16.1	Letter from Messineo & Company Certified Public Accountants, dated regarding Change in Certifying Accountant. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BOARDING COMPANY.

Dated: March 27, 2014	/s/ Reza Noorkayhani
Reza Noorkayhani
Chief Finance Officer

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